This Amended and Restated Pricing Supplement No. 2026-USNCH30484 is being filed to amend the Call Threshold Value of the Russell 2000® Index.

Filed Pursuant to Rule 424(b)(3) Registration Statement Nos. 333-270327 and 333-270327-01

March 3, 2026

Medium-Term Senior Notes, Series N

Amended and Restated Pricing Supplement No. 2026-USNCH30484 to Product Supplement No. EA-08-02
dated March 23, 2023, Underlying Supplement No. 11 dated March 7, 2023 and
Prospectus Supplement and Prospectus each dated March 7, 2023

Citigroup Global Markets Holdings Inc. All Payments Due from Citigroup Global Markets Holdings Inc. Fully and Unconditionally Guaranteed by Citigroup Inc.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

■  Linked to the lowest performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF (each referred to as an “underlying”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic early redemption upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the performance of the lowest performing underlying. The lowest performing underlying on any call date is the underlying that has the lowest performance factor on that call date.

■  Automatic Call. If the closing value of the lowest performing underlying on any call date (including the final calculation day) is greater than or equal to its call threshold value, the securities will be automatically called for redemption for an amount in cash equal to the stated principal amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the stated principal amount that increases for each call date based on a simple (non-compounding) return of 10.92% per annum.

■  Maturity Payment Amount. If the securities are not automatically called for redemption, you will receive a maturity payment amount that could be equal to or less than the stated principal amount, depending on the closing value of the lowest performing underlying on the final calculation day as follows:

■  If the closing value of the lowest performing underlying on the final calculation day is greater than or equal to its downside threshold value, you will be repaid the stated principal amount

■  If the closing value of the lowest performing underlying on the final calculation day is less than its downside threshold value, you will lose a significant portion, and possibly all, of the stated principal amount of your securities

■  The call threshold value for each underlying is equal to 88% of its starting value, and the downside threshold value for each underlying is equal to 70% of its starting value.

■  Investors may lose up to 100% of the stated principal amount.

■  Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing underlying on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of any underlying beyond the applicable call premium.

■  Your return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each call date.  You will not benefit in any way from the performance of any better performing underlying.  Therefore, you will be adversely affected if any underlying performs poorly, even if any other underlying performs favorably.

■  All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you could lose some or all of your investment.

■  No periodic interest payments or dividends.

■  The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity.  You should not invest in the securities unless you are willing to hold them to maturity.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8 and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and beginning on page S-1 of the accompanying prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The securities are unsecured debt obligations issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc.  All payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.  None of Wells Fargo Securities, LLC (“Wells Fargo”) or any of its affiliates will have any liability to the purchasers of the securities in the event Citigroup Global Markets Holdings Inc. defaults on its obligations under the securities and Citigroup Inc. defaults on its guarantee obligations.  The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

	Per Security	Total
Public Offering Price(1)	$1,000.00	$4,304,000.00
Underwriting Discount and Commission(2)(3)	$25.75	$110,828.00
Proceeds to Citigroup Global Markets Holdings Inc.(2)	$974.25	$4,193,172.00

(1) On the date of this pricing supplement, the estimated value of the securities is $943.50 per security, which is less than the public offering price.  The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which any person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc., as the lead agent for the offering, has agreed to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of 2.575% ($25.75) for each security it sells. Wells Fargo may pay selected dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of its affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), a fixed selling commission of 2.00% ($20.00) for each security they sell.  In addition to the selling commission allowed to WFA, Wells Fargo may pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA. The total underwriting discount and commission and proceeds to Citigroup Global Markets Holdings Inc. shown above give effect to the actual underwriting discount and commission provided for the sale of the securities.  See “Supplemental Plan of Distribution” below and “Use of Proceeds and Hedging” in the accompanying prospectus for further information regarding how we have hedged our obligations under the securities. In addition, CGMI will pay to one or more electronic platform providers a fee of $0.60 for each security sold in this offering where related selected dealers and/or custodians implement or utilize such providers.

(3) In respect of certain securities sold in this offering, CGMI may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Citigroup Global Markets Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

Terms of the Securities
Underlyings:	The iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF (each referred to as an “underlying,” and collectively as the “underlyings”)
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Stated Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a stated principal amount of $1,000.
Pricing Date:	March 3, 2026
Issue Date:	March 6, 2026
Maturity Date:	September 7, 2029, subject to postponement as described in the accompanying product supplement
Automatic Call:

If the closing value of the lowest performing underlying on any call date (including the final calculation day) is greater than or equal to its call threshold value, the securities will be automatically called for redemption on the related call settlement date for an amount in cash per security equal to $1,000 plus the call premium applicable to that call date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing value of the lowest performing underlying on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of any underlying beyond the applicable call premium.

If the securities are automatically called for redemption, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums:	The call premium applicable to each call date is indicated below.

Call Date	Call Premium
March 8, 2027	10.92% of the stated principal amount
April 6, 2027	11.83% of the stated principal amount
May 6, 2027	12.74% of the stated principal amount
June 7, 2027	13.65% of the stated principal amount
July 6, 2027	14.56% of the stated principal amount
August 6, 2027	15.47% of the stated principal amount
September 7, 2027	16.38% of the stated principal amount
October 6, 2027	17.29% of the stated principal amount
November 8, 2027	18.20% of the stated principal amount
December 6, 2027	19.11% of the stated principal amount
January 6, 2028	20.02% of the stated principal amount
February 7, 2028	20.93% of the stated principal amount
March 6, 2028	21.84% of the stated principal amount
April 6, 2028	22.75% of the stated principal amount
May 8, 2028	23.66% of the stated principal amount
June 6, 2028	24.57% of the stated principal amount
July 6, 2028	25.48% of the stated principal amount
August 7, 2028	26.39% of the stated principal amount
September 6, 2028	27.30% of the stated principal amount
October 6, 2028	28.21% of the stated principal amount
November 6, 2028	29.12% of the stated principal amount
December 6, 2028	30.03% of the stated principal amount
January 8, 2029	30.94% of the stated principal amount
February 6, 2029	31.85% of the stated principal amount
March 6, 2029	32.76% of the stated principal amount
April 6, 2029	33.67% of the stated principal amount
May 7, 2029	34.58% of the stated principal amount
June 6, 2029	35.49% of the stated principal amount
July 6, 2029	36.40% of the stated principal amount
August 6, 2029	37.31% of the stated principal amount
September 4, 2029 (the “final calculation day”)	38.22% of the stated principal amount

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

April 6, 2029	33.67% of the stated principal amount
May 7, 2029	34.58% of the stated principal amount
June 6, 2029	35.49% of the stated principal amount
July 6, 2029	36.40% of the stated principal amount
August 6, 2029	37.31% of the stated principal amount
September 4, 2029 (the “final calculation day”)	38.22% of the stated principal amount
Each call date is subject to postponement if such date is not a trading day or certain market disruption events occur as described in the accompanying product supplement. For purposes of the accompanying product supplement, each call date is a “calculation day.”
Call Settlement Dates:	For any call date, the third business day after such call date, except that the call settlement date for the final calculation day shall be the maturity date. For purposes of the accompanying product supplement, each call settlement date is a “payment date.”
Maturity Payment Amount:

If the securities are not automatically called for redemption prior to or at maturity, and, accordingly, the ending value of the lowest performing underlying on the final calculation day is less than its call threshold value, you will receive a maturity payment amount for each $1,000 stated principal amount security you hold at maturity:

•     If the ending value of the lowest performing underlying on the final calculation day is greater than or equal to its downside threshold value:  $1,000; or

•     If the ending value of the lowest performing underlying on the final calculation day is less than its downside threshold value:

      $1,000 × the performance factor of the lowest performing underlying on the final calculation day

If the securities are not automatically called for redemption prior to or at maturity, and the ending value of the lowest performing underlying on the final calculation day is less than its downside threshold value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.

Starting Value:

With respect to the iShares® 20+ Year Treasury Bond ETF: $89.43, its closing value on the pricing date.

With respect to the Russell 2000® Index: 2,608.357, its closing value on the pricing date.

With respect to the State Street® Technology Select Sector SPDR® ETF: $137.50, its closing value on the pricing date.

Call Threshold Value:

With respect to the iShares® 20+ Year Treasury Bond ETF: $78.6984, which is equal to 88% of its starting value.

With respect to the Russell 2000® Index: 2,295.35416, which is equal to 88% of its starting value.

With respect to the State Street® Technology Select Sector SPDR® ETF: $121.00, which is equal to 88% of its starting value.

Downside Threshold Value:

With respect to the iShares® 20+ Year Treasury Bond ETF: $62.601, which is equal to 70% of its starting value.

With respect to the Russell 2000® Index: 1,825.8499, which is equal to 70% of its starting value.

With respect to the State Street® Technology Select Sector SPDR® ETF: $96.25, which is equal to 70% of its starting value.

Ending Value:	With respect to any underlying, its closing value on the final calculation day
Performance Factor:	For each underlying on any call date, its closing value on that call date divided by its starting value
Lowest Performing Underlying:	For any call date, the underlying with the lowest performance factor determined as of that call date

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

Calculation Agent:	CGMI
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	17332UJX5 / US17332UJX54

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, underlying supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, the accompanying product supplement contains important information about how the closing values of the underlyings will be determined and other specified events with respect to the underlyings.  The accompanying underlying supplement contains information about the underlyings that is not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

When we refer to “we,” “us” and “our” in this pricing supplement, we refer only to Citigroup Global Markets Holdings Inc. and not to any of its affiliates, including Citigroup Inc.

You may access the product supplement, underlying supplement and prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. EA-08-02 dated March 23, 2023:

https://www.sec.gov/Archives/edgar/data/200245/000095010323004586/dp190173_424b2-wf0802.htm

•	Underlying Supplement No. 11 dated March 7, 2023:

https://www.sec.gov/Archives/edgar/data/200245/000095010323003815/dp189981_424b2-us11.htm

•	Prospectus Supplement and Prospectus, each dated March 7, 2023:

https://www.sec.gov/Archives/edgar/data/200245/000119312523063080/d470905d424b2.htm

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

•	seek the potential for a fixed return if each underlying has appreciated at all as of any call date in lieu of full participation in any potential appreciation of any underlying;

•	understand that if the closing value of the lowest performing underlying is less than its call threshold value on each call date, they will not receive any positive return on their investment in the securities, and if the ending value of the lowest performing underlying on the final calculation day is less than its downside threshold value, they will be fully exposed to the decline in the lowest performing underlying from its starting value and will receive significantly less than the stated principal amount, and possibly nothing, at maturity;

•	understand that the term of the securities may be limited by the automatic call feature of the securities and that they will not receive a higher call premium payable with respect to a later call date if the securities are automatically called for redemption on an earlier call date;

•	understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each call date and that they will not benefit in any way from the performance of any better performing underlying;

•	understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

•	understand and are willing to accept the full downside risks of each underlying;

•	are willing to forgo interest payments on the securities and dividends on the underlyings and the securities included in the underlyings; and

•	are willing to hold the securities to maturity.

The securities may not be an appropriate investment for investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

•	seek a security with a fixed term;

•	are unwilling to accept the risk that, if the closing value of the lowest performing underlying is less than its call threshold value on each call date, they will not receive any positive return on their investment in the securities;

•	are unwilling to accept the risk that, if the securities are not automatically called for redemption prior to or at maturity, and the ending value of the lowest performing underlying on the final calculation day is less than its downside threshold value, they will be fully exposed to the decline in the lowest performing underlying from its starting value and will receive significantly less than the stated principal amount, and possibly nothing, at maturity;

•	seek exposure to the upside performance of any or each underlying beyond the applicable call premiums;

•	seek full return of the stated principal amount of the securities at maturity;

•	seek current income;

•	are unwilling to purchase securities with the estimated value set forth on the cover page;

•	seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

•	are unwilling to accept the risk of exposure to the underlyings;

•	seek exposure to the underlyings but are unwilling to accept the risk/return trade-offs inherent in the terms of the securities;

•	are unwilling to accept the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; or

•	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Summary Risk Factors” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the information provided below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called for redemption on any call date (including the final calculation day) will be determined based on the closing value of the lowest performing underlying on the applicable call date as follows:

If the securities are not automatically called for redemption prior to or at maturity, on the maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlyings.  Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors” beginning on page PS-5 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

You May Lose A Significant Portion Or All Of Your Investment.

Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, if the securities are not automatically called for redemption prior to or at maturity, your maturity payment amount will depend on the performance of the lowest performing underlying. If the securities are not automatically called for redemption prior to or at maturity, and the ending value of the lowest performing underlying on the final calculation day is less than its downside threshold value, you will lose 1% of the stated principal amount of the securities for every 1% by which the lowest performing underlying has declined from its starting value.  There is no minimum maturity payment amount on the securities, and you may lose up to all of your investment.

The Securities Do Not Pay Interest.

Unlike conventional debt securities, the securities do not pay interest. You should not invest in the securities if you seek current income during the term of the securities.

Your Potential Return On The Securities Is Limited.

Your potential return on the securities is limited to the applicable call premium payable upon automatic call. If the closing value of the lowest performing underlying on one of the call dates is greater than or equal to its call threshold value, you will be repaid the stated principal amount of your securities and will receive the fixed call premium applicable to that call date, regardless of how significantly the closing value of the lowest performing underlying on that call date may exceed its starting value.  Accordingly, any call premium may result in a return on the securities that is significantly less than the return you could have achieved on a direct investment in the underlyings.

Higher Call Premiums Are Associated With Greater Risk.

The securities offer the potential to receive a call premium that reflects a per annum rate that would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that the securities will not be automatically called for redemption and the value of what you receive at maturity may be less than the stated principal amount of your securities and may be zero. The volatility of and correlation between the underlyings are important factors affecting these risks. Greater expected volatility of and lower expected correlation between the underlyings as of the pricing date may result in a higher call premium, but would also represent a greater expected likelihood as of the pricing date that (i) the closing value of the lowest performing underlying on one or more call dates will be less than its call threshold value, such that you will not receive any call premium, and (ii) the securities will not be automatically called for redemption and the ending value of the lowest performing underlying on the final calculation day will be less than its downside threshold value, such that you will not be repaid the stated principal amount of your securities at maturity.

The Securities Are Subject To Heightened Risk Because They Have Multiple Underlyings.

The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

The Securities Are Subject To The Risks Of Each Of The Underlyings And Will Be Negatively Affected If Any One Underlying Performs Poorly, Regardless Of The Performance Of Any Other Underlying.

You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected, regardless of the performance of any other underlying. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the lowest performing underlying alone.  Instead, you are subject to the full risks of whichever of the underlyings is the lowest performing underlying.

You Will Not Benefit In Any Way From The Performance Of Any Better Performing Underlying.

The return on the securities depends solely on the performance of the lowest performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

You Will Be Subject To Risks Relating To The Relationship Between The Underlyings.

It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes.  By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship.  The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly; the performance of any underlying that is not the lowest performing underlying is not relevant to your return on the securities.  It is impossible to predict what the relationship between the underlyings will be over the term of the securities.  The underlyings differ in significant ways and, therefore, may not be correlated with each other.

You Will Not Receive Dividends Or Have Any Other Rights With Respect To The Underlyings Or The Securities Included In Any Underlying.

You will not receive any dividends with respect to the underlyings or the securities included in any underlying.  This lost dividend yield may be significant over the term of the securities.  The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities.  In addition, you will not have voting rights or any other rights with respect to the underlyings or the securities included in any underlying.

You May Not Be Adequately Compensated For Assuming The Downside Risk Of The Lowest Performing Underlying.

The potential call premiums on the securities are the compensation you receive for assuming the downside risk of the lowest performing underlying, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the premium is “contingent” and you may not receive a call premium on any of the call dates. Second, the call premiums are the compensation you receive not only for the downside risk of the lowest performing underlying, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed prior to maturity, interest rate risk and our and Citigroup Inc.’s credit risk.  If those other risks increase or are otherwise greater than you currently anticipate, the call premiums may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the lowest performing underlying.

The Securities May Be Automatically Called For Redemption Prior To Maturity, Limiting The Term Of The Securities.

If the closing value of the lowest performing underlying on any call date is greater than or equal to its call threshold value, the securities will be automatically called for redemption.  If the securities are automatically called for redemption following any call date, they will cease to be outstanding and you will not receive the call premium applicable to any later call date. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

The Securities Offer Downside Exposure To The Lowest Performing Underlying, But No Upside Exposure To Any Underlying.

You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the applicable call premium payable upon an automatic call and may be significantly less than the return on any underlying over the term of the securities.

The Performance Of The Securities Will Depend On The Closing Values Of The Underlyings Solely On The Call Dates, Which Makes The Securities Particularly Sensitive To Volatility In The Closing Values Of The Underlyings On Or Near The Call Dates.

Whether the securities will be automatically called for redemption will depend on the closing values of the underlyings solely on the call dates, regardless of the closing values of the underlyings on other days during the term of the securities. If the securities are not

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

automatically called for redemption, what you receive at maturity will depend solely on the closing value of the lowest performing underlying on the final calculation day, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing values of the underlyings on a limited number of dates, the securities will be particularly sensitive to volatility in the closing values of the underlyings. You should understand that the closing value of each of the underlyings has historically been highly volatile.

The Securities Are Subject To The Credit Risk Of Citigroup Global Markets Holdings Inc. And Citigroup Inc.

If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.

The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. We have been advised that Wells Fargo currently intends to make a secondary market in relation to the securities. However, Wells Fargo may suspend or terminate making a market without notice, at any time and for any reason. If Wells Fargo suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that Wells Fargo will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

The Estimated Value Of The Securities On The Pricing Date, Based On CGMI’s Proprietary Pricing Models And Our Internal Funding Rate, Is Less Than The Public Offering Price.

The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the public offering price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates and/or Wells Fargo or its affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination Of The Secondary Market Rate With Respect To Us” below.

The Estimated Value Of The Securities Was Determined For Us By Our Affiliate Using Proprietary Pricing Models.

CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlyings, dividend yields on the underlyings and the securities included in the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination Of The Secondary Market Rate With Respect To Us.

The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. We expect that our internal funding rate is generally lower than Wells Fargo’s determination of the secondary market rate with respect to us, which is the rate that we expect Wells Fargo will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on Wells Fargo’s determination of the secondary market rate with respect to us, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, Wells Fargo may determine the secondary market rate with respect to us for purposes of any purchase of the securities from you in the secondary market based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that Wells Fargo may deem appropriate.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Any Person May Be Willing To Buy The Securities From You In The Secondary Market.

Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, we expect that any value of the securities determined for purposes of a secondary market transaction will be based on Wells Fargo’s determination of the secondary market rate with respect to us, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, we expect that any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and may be reduced by the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the public offering price.

The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors.

The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of the closing values of the underlyings, the correlation between the underlyings, dividend yields on the underlyings and the securities included in the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors—General Risk Factors Relating To All Securities— The Value Of Your Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in the accompanying product supplement.  Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the public offering price.

We Have Been Advised That, Immediately Following Issuance, Any Secondary Market Bid Price Provided By Wells Fargo, And The Value That Will Be Indicated On Any Brokerage Account Statements Prepared By Wells Fargo Or Its Affiliates, Will Reflect A Temporary Upward Adjustment.

The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

The iShares® 20+ Year Treasury Bond ETF Is Subject To Significant Risks, Including Interest Rate-Related And Credit-Related Risks.

The iShares® 20+ Year Treasury Bond ETF invests in U.S. dollar-denominated fixed-income securities. The performance of the iShares® 20+ Year Treasury Bond ETF that is measured for purposes of the securities will only reflect changes in the market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF and will not reflect interest payments on these bonds. As a result, the performance of the iShares® 20+ Year Treasury Bond ETF that is measured for purposes of the securities will be less, and perhaps significantly less, than the return that would be realized by a direct investor in the iShares® 20+ Year Treasury Bond ETF. The market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuers of these bonds.

In general, the value of bonds is significantly affected by changes in current market interest rates. As interest rates rise, the prices of bonds, including those held by the iShares® 20+ Year Treasury Bond ETF, are likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The iShares® 20+ Year Treasury Bond ETF holds U.S. Treasury securities with a remaining maturity of more than 20 years and as a result will be particularly sensitive to interest rate changes. As a result, rising interest rates may cause the value of the bonds held by the iShares® 20+ Year Treasury Bond ETF and the value of the underlying to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

o	sentiment regarding underlying strength in the U.S. economy and global economies;

o	expectations regarding the level of price inflation;

o	sentiment regarding credit quality in the U.S. and global credit markets;

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

o	central bank policies regarding interest rates; and

o	the performance of U.S. and foreign capital markets.

In addition, the prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are significantly influenced by the creditworthiness of the issuers of those bonds. The issuers of the bonds held by the iShares® 20+ Year Treasury Bond ETF may have their credit ratings downgraded or credit spreads may widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of bonds.

The Russell 2000® Index Is Subject To Risks Associated With Small Capitalization Stocks.

The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization.  The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies.  These companies tend to be less well-established than large market capitalization companies.  Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies.  Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

The State Street® Technology Select Sector SPDR® ETF Is Subject To Concentrated Risks Associated With The Technology Sector.

All or substantially all of the equity securities held by the State Street® Technology Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the technology sector, including the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The State Street® Technology Select Sector SPDR® ETF is concentrated in the technology sector, which means the State Street® Technology Select Sector SPDR® ETF will be more affected by the performance of the technology sector than a fund or index that was more diversified.

Market or economic factors impacting technology companies and companies that rely heavily on technology advances could have a major effect on the value of the State Street® Technology Select Sector SPDR® ETF. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

The factors described above affect the technology sector generally and could affect the value of the securities held by the State Street® Technology Select Sector SPDR® ETF and thus the value of the State Street® Technology Select Sector SPDR® ETF during the term of the securities, which may adversely affect the value of your securities.

Our Offering Of The Securities Is Not A Recommendation Of Any Underlying.

The fact that we are offering the securities does not mean that we or Wells Fargo or its affiliates believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we and Wells Fargo and its affiliates are each part of respective global financial institutions, our affiliates and affiliates of Wells Fargo may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates or of Wells Fargo or its affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

The Closing Value Of An Underlying May Be Adversely Affected By Our Or Our Affiliates’, Or By Wells Fargo And Its Affiliates’, Hedging And Other Trading Activities.

We have hedged our obligations under the securities through CGMI or other of our affiliates and/or Wells Fargo or its affiliates, who have taken positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates and Wells Fargo and its affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo and its affiliates while the value of the securities declines.

We And Our Affiliates And Wells Fargo And Its Affiliates May Have Economic Interests That Are Adverse To Yours As A Result Of Our And Their Respective Business Activities.

Our affiliates and Wells Fargo and its affiliates engage in business activities with a wide range of companies.  These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services.  These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo or its affiliates while the value of the securities declines.  In addition, in the course of this business, we or our affiliates or Wells Fargo or its affiliates may acquire non-public information, which will not be disclosed to you.

The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities.

If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.  See “Risk Factors—General Risk Factors Relating To All Securities—The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities” in the accompanying product supplement.

In The Case Of An Underlying That Is An Underlying ETF, The Securities Will Not Be Adjusted For All Events That Could Affect The Value Of The Shares Of The Underlying.

In the case of an underlying that is an underlying ETF, certain events may occur during the term of the securities that have a dilutive effect on the value of the shares of the underlying or otherwise adversely affect the market price of such shares. The calculation agent will make certain adjustments for some of these events, as described under “General Terms of the Securities” in the accompanying product supplement. However, an adjustment will not be made for all events that could have a dilutive or adverse effect on such shares or their market price, such as ordinary dividends, partial tender offers or additional public offerings of shares, and the adjustments that are made may not fully offset the dilutive or adverse effect of the particular event. Accordingly, the occurrence of any event that has a dilutive or adverse effect on the shares of the underlying may adversely affect what you receive at maturity or, if applicable, any other payment owed to you under the securities. Unlike an investor in the securities, a direct holder of such shares may receive an offsetting benefit from any such event that may not be reflected in an adjustment to the terms of the securities; therefore, you may experience dilution or adverse consequences in a circumstance in which a direct holder would not.

In The Case Of An Underlying That Is An Underlying ETF, If A Reorganization Event Occurs With Respect To The Underlying, The Calculation Agent May Make Adjustments To The Terms Of The Securities That Adversely Affect Your Return On The Securities.

In the case of an underlying that is an underlying ETF, if a reorganization event occurs with respect to the underlying, the calculation agent will have discretion to make such adjustments to the terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event. In such an event, the calculation agent may, but is not required to, select a successor fund to which the securities may become linked thereafter. In any case, the adjustments made by the calculation agent to the terms of the securities may adversely affect the value of and your return on the securities.

In The Case Of An Underlying That Is An Underlying ETF, The Value And Performance Of The Shares Of The Underlying May Not Completely Track The Performance Of The Underlying Index That The Underlying Seeks To Track Or The Net Asset Value Per Share Of The Underlying.

In the case of an underlying that is an underlying ETF, the underlying does not fully replicate the underlying index that it seeks to track and may hold securities different from those included in its underlying index. In addition, the performance of the underlying will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of the underlying and its underlying index. In addition, corporate actions with respect to the equity securities held by the underlying (such as mergers and spin-offs) may impact the variance between the performance of the underlying and its underlying index. Finally, because the shares of the underlying are traded on an exchange and are subject to market supply and investor demand, the closing value of the underlying may differ from the net asset value per share of the underlying.

During periods of market volatility, securities included in the underlying’s underlying index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the underlying and the liquidity of the

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the underlying. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell shares of the underlying. As a result, under these circumstances, the closing value of the underlying may vary substantially from the net asset value per share of the underlying. For all of the foregoing reasons, the performance of the underlying may not correlate with the performance of its underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities and/or reduce your return on the securities.

Changes That Affect The Underlyings May Affect The Value Of Your Securities.

The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings.  We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make.  Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

A Call Settlement Date Or The Stated Maturity Date May Be Postponed If A Call Date is Postponed.

A call date (including the final calculation day) with respect to an underlying will be postponed for non-trading days and certain market disruption events. If such a postponement occurs, the related call settlement date or maturity date, as applicable, will be postponed. For more information regarding adjustments to the calculation days and payment dates and the circumstances that may result in a market disruption event, see the relevant sections of the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate how to determine the payment on the securities, assuming the various hypothetical closing values indicated below.  The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of what the actual payment on the securities will be.  The actual payment on the securities will depend on the actual closing values of the underlyings on the call dates.

The examples below are based on the following hypothetical values and do not reflect the actual starting values or downside threshold values of the underlyings.  For the actual starting value and downside threshold value of each underlying, see “Terms of the Securities” above.  We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work.  However, you should understand that the actual payment on the securities will be calculated based on the actual starting value and downside threshold value of each underlying, and not the hypothetical values indicated below.

Underlying	Hypothetical starting value	Hypothetical call threshold value	Hypothetical downside threshold value
iShares® 20+ Year Treasury Bond ETF	$100.00	$88.00 (88% of its hypothetical starting value)	$70.00 (70% of its hypothetical starting value)
Russell 2000® Index	100.00	88.00 (88% of its hypothetical starting value)	70.00 (70% of its hypothetical starting value)
State Street® Technology Select Sector SPDR® ETF	$100.00	$88.00 (88% of its hypothetical starting value)	$70.00 (70% of its hypothetical starting value)

Hypothetical Payout Profile

*Not all call dates reflected; reflects only the first, ninth, seventeenth and final call dates for illustrative purposes only

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical total pre-tax rate of return
1st call date	$1,109.20	10.92%
2nd call date	$1,118.30	11.83%
3rd call date	$1,127.40	12.74%
4th call date	$1,136.50	13.65%
5th call date	$1,145.60	14.56%
6th call date	$1,154.70	15.47%
7th call date	$1,163.80	16.38%
8th call date	$1,172.90	17.29%
9th call date	$1,182.00	18.20%
10th call date	$1,191.10	19.11%
11th call date	$1,200.20	20.02%
12th call date	$1,209.30	20.93%
13th call date	$1,218.40	21.84%
14th call date	$1,227.50	22.75%
15th call date	$1,236.60	23.66%
16th call date	$1,245.70	24.57%
17th call date	$1,254.80	25.48%
18th call date	$1,263.90	26.39%
19th call date	$1,273.00	27.30%
20th call date	$1,282.10	28.21%
21st call date	$1,291.20	29.12%
22nd call date	$1,300.30	30.03%
23rd call date	$1,309.40	30.94%
24th call date	$1,318.50	31.85%
25th call date	$1,327.60	32.76%
26th call date	$1,336.70	33.67%
27th call date	$1,345.80	34.58%
28th call date	$1,354.90	35.49%
29th call date	$1,364.00	36.40%
30th call date	$1,373.10	37.31%
31st call date	$1,382.20	38.22%

If the securities are not automatically called:

Hypothetical ending value of the lowest performing underlying on the final calculation day	Hypothetical performance factor of lowest performing underlying on final calculation day	Hypothetical maturity payment amount per security	Hypothetical total pre-tax rate of return
87.00	87.00%	$1,000.00	0.00%
85.00	85.00%	$1,000.00	0.00%
80.00	80.00%	$1,000.00	0.00%
70.00	70.00%	$1,000.00	0.00%
69.99	69.99%	$699.90	-30.01%
60.00	60.00%	$600.00	-40.00%
50.00	50.00%	$500.00	-50.00%
25.00	25.00%	$250.00	-75.00%
0.00	0.00%	$0.00	-100.00%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

Hypothetical Examples

If the securities are automatically called:

	Hypothetical closing value of iShares® 20+ Year Treasury Bond ETF on hypothetical call date	Hypothetical closing value of Russell 2000® Index on hypothetical call date	Hypothetical closing value of State Street® Technology Select Sector SPDR® ETF on hypothetical call date	Hypothetical payment per security on related call settlement date
Example 1 (first call date):	$140.00 (performance factor = $140.00 / $100.00 = 1.40)	150.00 (performance factor = 150.00 / 100.00 = 1.50)	$160.00 (performance factor = $160.00 / $100.00 = 1.60)	$1,109.20
Example 2 (final calculation day):	$110.00 (performance factor = $110.00 / $100.00 = 1.10)	90.00 (performance factor = 90.00 / 100.00 = 0.90)	$120.00 (performance factor = $120.00 / $100.00 = 1.20)	$1,382.20

Example 1—Automatic Call Prior to Maturity. On the first call date, the iShares® 20+ Year Treasury Bond ETF has the lowest performance factor and, therefore, is the lowest performing underlying. In this scenario, the hypothetical closing value of the lowest performing underlying on the first call date is greater than its call threshold value.

Because the closing value of the lowest performing underlying on the first call date is greater than its call threshold value, the securities would be automatically called for redemption on the related call settlement date for an amount in cash per security equal to $1,000 plus the call premium of 10.92% of the stated principal amount. In this example, the total payment upon automatic call would be $1,109.20 per security.

Even though the lowest performing underlying appreciated by a percentage greater than the call premium from its starting value to its closing value on the first call date in this example, your return is limited to the applicable call premium. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the lowest performing underlying. If the securities are automatically called for redemption prior to maturity, they will cease to be outstanding on the related call settlement date, you will have no further rights under the securities after the related call settlement date and you will not receive the call premium applicable to any later call date.

Example 2—Automatic Call at Maturity. The securities are not automatically called prior to maturity. On the final calculation day, the Russell 2000® Index has the lowest performance factor and, therefore, is the lowest performing underlying. In this scenario, the hypothetical closing value of the lowest performing underlying on the final calculation day is greater than its call threshold value.

Because the closing value of the lowest performing underlying on each call date prior to the last call date (which is the final calculation day) is less than its call threshold value, the securities are not automatically called prior to maturity. Because the closing value of the lowest performing underlying on the final calculation day is greater than its call threshold value, the securities would be automatically called for redemption on the related call settlement date (which is the maturity date) for an amount in cash per security equal to $1,000 plus the call premium of 38.22% of the stated principal amount. In this example, the total payment upon automatic call would be $1,382.20 per security.

If the securities are not automatically called:

	Hypothetical ending value of iShares® 20+ Year Treasury Bond ETF	Hypothetical ending value of Russell 2000® Index	Hypothetical ending value of State Street® Technology Select Sector SPDR® ETF	Hypothetical maturity payment amount per security:
Example 3:	$110.00 (performance factor = $110.00 / $100.00 = 1.10)	95.00 (performance factor = 95.00 / 100.00 = 0.95)	$80.00 (performance factor = $80.00 / $100.00 = 0.80)	$1,000.00
Example 4:	$30.00 (performance factor = $30.00 / $100.00 = 0.30)	50.00 (performance factor = 50.00 / 100.00 = 0.50)	$120.00 (performance factor = $120.00 / $100.00 = 1.20)	$300.00

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

Example 3—Par Scenario. On the final calculation day, the State Street® Technology Select Sector SPDR® ETF has the lowest performance factor and, therefore, is the lowest performing underlying. In this scenario, the hypothetical ending value of the lowest performing underlying on the final calculation day is less than its call threshold value but greater than its downside threshold value.

Maturity payment amount per security = $1,000

Because the ending value of the lowest performing underlying on the final calculation day is less than its call threshold value but greater than its downside threshold value, you would be repaid the stated principal amount of your securities at maturity but would not receive any positive return on your investment.

Example 4—Downside Scenario. On the final calculation day, the iShares® 20+ Year Treasury Bond ETF has the lowest performance factor and, therefore, is the lowest performing underlying. In this scenario, the hypothetical ending value of the lowest performing underlying on the final calculation day is less than its downside threshold value.

Maturity payment amount per security = $1,000 × the performance factor of the lowest performing underlying on the final calculation day

= $1,000 × 0.30

= $300

Because the ending value of the lowest performing underlying on the final calculation day is less than its downside threshold value, your maturity payment amount in this scenario would reflect 1-to-1 exposure to the negative performance of the lowest performing underlying.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

The iShares® 20+ Year Treasury Bond ETF

The iShares® 20+ Year Treasury Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of U.S. Treasury bonds with remaining maturities greater than twenty years, which is currently the ICE U.S. Treasury 20+ Year Bond Index. The ICE U.S. Treasury 20+ Year Bond Index measures the performance of U.S. dollar-denominated, fixed-rate U.S. Treasury securities that have a remaining maturity greater than twenty years. The iShares® 20+ Year Treasury Bond ETF is an investment portfolio of iShares® Trust and is maintained and managed by BlackRock Fund Advisors.

Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the iShares® 20+ Year Treasury Bond ETF trade on the Nasdaq Stock Market under the ticker symbol “TLT.”

Please refer to the section “Fund Descriptions— The iShares® 20+ Year Treasury Bond ETF” in the accompanying underlying supplement for additional information.

We have derived all information regarding the iShares® 20+ Year Treasury Bond ETF from publicly available information and have not independently verified any information regarding the iShares® 20+ Year Treasury Bond ETF. This pricing supplement relates only to the securities and not to the iShares® 20+ Year Treasury Bond ETF. We make no representation as to the performance of the iShares® 20+ Year Treasury Bond ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the iShares® 20+ Year Treasury Bond ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the iShares® 20+ Year Treasury Bond ETF on March 3, 2026 was $89.43.

The graph below shows the closing value of the iShares® 20+ Year Treasury Bond ETF for each day such value was available from January 4, 2021 to March 3, 2026. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

The Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell.

Please refer to the section “Equity Index Descriptions—The Russell Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Russell 2000® Index from publicly available information and have not independently verified any information regarding the Russell 2000® Index.  This pricing supplement relates only to the securities and not to the Russell 2000® Index.  We make no representation as to the performance of the Russell 2000® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only.  The sponsor of the Russell 2000® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Russell 2000® Index March 3, 2026 was 2,608.357.

The graph below shows the closing value of the Russell 2000® Index for each day such value was available from January 4, 2021 to March 3, 2026.  We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

The State Street® Technology Select Sector SPDR® ETF

The State Street® Technology Select Sector SPDR® ETF is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Technology Select Sector Index. The Technology Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the information technology sector. The Technology Select Sector Index includes companies in the following six industries: (i) technology hardware, storage, and peripherals, (ii) software, (iii) communications equipment, (iv) semiconductors and semiconductor equipment, (v) IT services and (vi) electronic equipment, instruments and components. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the State Street® Technology Select Sector SPDR® ETF.

Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the State Street® Technology Select Sector SPDR® ETF trade on the NYSE Arca under the ticker symbol “XLK.”

Please refer to the section “Fund Descriptions— The Select Sector SPDR® Funds” in the accompanying underlying supplement for additional information.

We have derived all information regarding the State Street® Technology Select Sector SPDR® ETF from publicly available information and have not independently verified any information regarding the State Street® Technology Select Sector SPDR® ETF. This pricing supplement relates only to the securities and not to the State Street® Technology Select Sector SPDR® ETF. We make no representation as to the performance of the State Street® Technology Select Sector SPDR® ETF over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the State Street® Technology Select Sector SPDR® ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the State Street® Technology Select Sector SPDR® ETF on March 3, 2026 was $137.50.

The graph below shows the closing value of the State Street® Technology Select Sector SPDR® ETF for each day such value was available from January 4, 2016 to March 3, 2026. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the Russell 2000® Index and the State Street® Technology Select Sector SPDR® ETF due September 7, 2029

Supplemental Plan of Distribution

Pursuant to the terms of the Amended and Restated Global Selling Agency Agreement, dated April 7, 2017, CGMI, acting as principal, will purchase the securities from Citigroup Global Markets Holdings Inc. CGMI, as the lead agent for the offering, has agreed to sell the securities to Wells Fargo, as agent.  Wells Fargo will receive an underwriting discount and commission of 2.575% ($25.75) for each security it sells.  Wells Fargo may pay selected dealers, which may include WFA, a fixed selling commission of 2.00% ($20.00) for each security they sell. In addition to the selling commission allowed to WFA, Wells Fargo may pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, CGMI may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

We have been advised that, for a period of approximately four months following issuance of the securities, the price, if any, at which Wells Fargo would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by Wells Fargo or its affiliates, will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the costs associated with selling, structuring and hedging the securities that are included in the public offering price of the securities.  The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period.  However, Wells Fargo is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.”

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